EXHIBIT 99.2 TO FORM 8-K

July 12, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 12, 2002 of NextCard, Inc. and are in agreement with the statements contained in the first and second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young